TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.
                              AND SUBSIDIARIES


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                                EXHIBIT 11

                  COMPUTATION OF EARNINGS PER COMMON SHARE
                                 (Unaudited)

                                              Nine Months Ended              Three Months Ended
                                                   July 31,                        July 31,
                                            2 0 0 3         2 0 0 2        2 0 0 3          2 0 0 2
                                            -------         -------        -------          -------

Continuing operations:
Basic earnings:
  Income (loss) from continuing
   operations                            $  810,763      $   (20,556)    $  891,544       $  135,848

Shares:
   Weighted common shares outstanding     2,594,475        2,584,802      2,594,518        2,594,453
                                         ----------      -----------     ----------       ----------

Basic earnings per common share from
   continuing operations                 $      .31      $      (.01)    $      .34       $      .05
                                         ==========      ===========     ==========       ==========

Diluted earnings:
  Income (loss) from continuing
   operations                            $  810,763      $   (20,556)    $  891,544       $  135,848

Shares:
   Weighted common shares outstanding     2,644,277        2,584,802      2,644,321        2,594,453
                                         ----------      -----------     ----------       ----------

Diluted earnings per share from
   continuing operations                 $      .31      $      (.01)    $      .34       $      .05
                                         ==========      ===========     ==========       ==========


Discontinued operations:
Basic earnings:
  Income (loss) from discontinued
   operations                            $  152,203      $(2,308,504)    $  963,059       $  229,841

Shares:
  Weighted common shares outstanding      2,594,475        2,584,802      2,594,518        2,594,453
                                         ----------      -----------     ----------       ----------

Basic earnings per common share from
  discontinued operations                $      .06      $      (.89)    $      .37       $      .09
                                         ==========      ===========     ==========       ==========


Diluted earnings:
  Income (loss) from discontinued
   operations                            $  152,203      $(2,308,504)    $  963,059       $  229,841

Shares:
   Weighted common shares outstanding     2,644,277        2,584,802      2,644,321        2,594,453
                                         ----------      -----------     ----------       ----------

Diluted earnings per share from
  discontinued operations                $      .05      $      (.89)    $      .36       $      .09
                                         ==========      ===========     ==========       ==========


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